Exhibit 32.2

                                  Certification
                       Pursuant to 18 U.S.C. Section 1350,
                                   As Adopted
                         Pursuant to Section 906 of the
                                   Sarbanes -
                                Oxley Act of 2002

In connection with the annual report of China Biopharmaceuticals Holdings, Inc. (the "Company"), on Form 10-KSB for the period ended December 31, 2007 as filed with the Securities and Exchange Commission ("SEC") on the date hereof (the "Report"), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

      i. the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

      ii. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or its staff upon request.

/s/ Zhang Jian
--------------

Zhang Jian
Chairwoman and Chief Financial Officer
April 15, 2008

This Certification of Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.